                                                                     EXHIBIT 2.1

                            RESTRUCTURING AGREEMENT

     This Restructuring Agreement ("Agreement"), dated as of December 28, 1997, among FFP Partners, L.P. (the "Partnership"), a Delaware limited partnership and FFP Partners Management Company, Inc. ("FFPMC"), a Delaware corporation.

     WHEREAS FFPMC is now the General Partner of the Partnership.

     WHEREAS the Board of Directors of FFPMC and the limited partners of the Partnership have approved a restructuring of the Partnership as a result of which:

          (a) FFP Real Estate Trust (the "REIT"), a Texas real estate investment trust, will become the General Partner of the Partnership.

          (b) FFP Operating Partners, L.P. (the "Operating Partnership"), a Delaware limited partnership will form a new subsidiary, FFP Subsidiary Trust (the "Subsidiary Trust"), contribute to the Subsidiary Trust substantially all of the real property owned by the Operating Partnership (the "Real Property") identified on Schedule 2 to this Agreement, and distribute the interests in the Subsidiary Trust to the Partnership and FFPMC;

          (c) The Partnership and FFPMC will contribute to FFP Properties, L.P., a Delaware limited partnership ("FFP Properties") the interests in the Subsidiary Trust;

          (d) FFPMC will transfer its general partner interest in the Partnership to the REIT in exchange for shares of stock of the REIT;

          (e) The Partnership will transfer its limited partnership interest in the Operating Partnership and certain related entities to FFP Marketing Company, Inc. ("FFP Marketing"), a Texas corporation;

          (f) FFPMC will transfer its general partner interest in the Operating Partnership and certain related entities to FFP Operating LLC ("FFPLLC"), a Delaware limited liability company;

          (g) FFPMC will transfer all of the outstanding shares of FFPLLC to FFP Marketing;

          (h) Certain corporations, partnerships and trusts associated with the family of John H. Harvison (collectively, the "Harvison Family") identified on the signature page of this Agreement will surrender their limited partner interest in the Partnership to the Partnership in exchange for limited partner interests in FFP Properties;

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     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement covenant and agree as follows:


                                 ARTICLE 1

                                 DEFINITIONS

     In addition to the other terms which are defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

     1.1  "Agreement" means this Restructuring Agreement.
           ---------

     1.2  "Closing" means the act of consummating on the Closing Date the
           -------
actions contemplated by the terms of this Agreement.

     1.3  "Closing Date" means the date on which the restructuring takes place.
           ------------

     1.4  "Lease" or "Leases" means the leases, subleases, rights to use, rights
           -----------------
to occupy, or licenses of any type whatsoever (whether written or verbal, recorded or unrecorded) for any portion or all of the real property as may currently exist under which the Operating Partnership is the landlord, grantor, licensor, or lessee which are included in the Real Property.

     1.5  "License" or "Licenses" means the governmental permits, licenses,
           ---------------------
certificates of occupancy, or any other document issued by any governmental authority with respect to the Real Property.

     1.6  "Real Property" means the real estate assets listed on Schedule 2
           -------------
hereto.


                                 ARTICLE 2

                     THE OPERATING PARTNERSHIP'S TRANSFER
               OF THE REAL PROPERTY TO THE SUBSIDIARY TRUST AND
         TRANSFER OF THE SUBSIDIARY TRUST TO THE PARTNERSHIP AND FFPMC

     2.1  Transfer of the Operating Partnership's Real Property to the
          ------------------------------------------------------------
Subsidiary Trust.  Subject to the terms and provisions of this Agreement, the
----------------
Operating Partnership is transferring, assigning, and conveying to the Subsidiary Trust, its successors and assigns, as the initial capital contribution to the Subsidiary Trust, all its right, title and interest in the Real Property, in exchange for the issuance by the Subsidiary Trust to the Operating Partnership of 1,000 common shares of the Subsidiary Trust.

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     2.2  Assumption of Liabilities.  The Subsidiary Trust is assuming, as of
          -------------------------
the Closing Date, the following and only the following obligations and liabilities of the Operating Partnership with respect to the Real Property being acquired:

          (a) all obligations and liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date; Leases set forth in the Real Property; and

          (b) all obligations specifically undertaken by the Subsidiary Trust pursuant to the other provisions of this Agreement.

     Except as expressly provided above, the Subsidiary Trust is not assuming any other obligation or liability of the Operating Partnership, including by way of illustration but not limitation: (a) any obligation or liability accruing, arising out of, or relating to any act or omission of the Operating Partnership or any other commitments or events happening before the Closing Date, and (b) any other obligation or liability of the Operating Partnership not expressly assumed by the Subsidiary Trust pursuant to the terms of this Agreement.

     2.3  Lease of Real Property.  The Subsidiary Trust as lessor is entering
          ----------------------
into leases with the Operating Partnership as lessee with respect to the Real Property.

     2.4  Transfer of Subsidiary Trust to Partnership and FFPMC.  Subject to the
          -----------------------------------------------------
terms and provisions of this Agreement, the Operating Partnership is transferring, assigning, and conveying to the Partnership and FFPMC, their successors and assigns, as a distribution to the sole partners of the Operating Partnership, one percent (1%) of all of its right, title, and interest in the Subsidiary Trust to FFPMC and ninety-nine (99%) of all of its right, title, and interest in the Subsidiary Trust to the Partnership.

                                   ARTICLE 3

               THE PARTNERSHIP'S TRANSFER OF ITS LIMITED PARTNER
            INTEREST IN THE OPERATING PARTNERSHIP TO FFP MARKETING

     3.1  Transfer of Limited Partner Interest in the Partnership.  Pursuant to
          -------------------------------------------------------
the terms and provisions of this Agreement the Partnership is transferring, assigning and conveying to FFP Marketing, its successors and assigns, all its right, title, and interest in and to its ninety-nine percent (99%) limited partner interests in the Operating Partnership, FFP Financial Services, L.P., Direct Fuels, L.P., and FFP Transportation, L.L.C., and its one hundred percent (100%) interests in Practical Tank Management, Inc. and FFP Money Order Company, Inc.

     3.2  Consideration for Transfer.  Pursuant to the terms and provisions of
          --------------------------
this Agreement, in consideration for the transfer of such interest in the Operating Partnership FFP Marketing is issuing and delivering to the Partnership certificates evidencing 3,741,621 shares of stock of the FFP Marketing.

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                                 ARTICLE 4

                    FFPMC'S TRANSFER OF ITS GENERAL PARTNER
                INTEREST IN THE OPERATING PARTNERSHIP TO FFPLLC

     4.1  Transfer of General Partner Interest in the Operating Partnership and
          ---------------------------------------------------------------------
Related Entities.  Pursuant to the terms and provisions of this Agreement FFPMC
----------------
is transferring, assigning and conveying to FFPLLC, its successors and assigns, as a Capital Contribution, all the right, title, and interest in and to its one percent (1%) general partner interest in the Operating Partnership, FFP Financial Services, L.P. and FFP Transportation, L.L.C., and its one hundred percent (100%) interest in Direct Fuels Management Company, Inc.

     4.2  Consideration for Transfer.  Pursuant to the terms and provisions of
          --------------------------
this Agreement, in consideration for the transfer of the one percent (1%) interest in the Operating Partnership, FFP Financial Services, L.P. and FFP Transportation, L.L.C., and the one hundred percent (100%) interest in Direct Fuels Management Company, Inc., FFPLLC is issuing and delivering to FFPMC, certificates evidencing 1,000 shares of stock of FFPLLC.


                                 ARTICLE 5

                 FFPMC'S CAPITAL CONTRIBUTION TO FFP MARKETING

     5.1  Capital Contribution of FFPMC.  Pursuant to the terms and provisions
          -----------------------------
of this Agreement, FFPMC is transferring, assigning and conveying to FFP Marketing, its successors and assigns, that portion of all its right, title, and interest in and to 1,000 shares of FFPLLC as a Capital Contribution.

     5.2  Consideration for Contribution and Transfer.  Pursuant to the terms
          -------------------------------------------
and provisions of this Agreement, in consideration for the transfer of the 1,000 shares of FFPLLC, FFP Marketing is issuing and delivering to FFPMC certificates evidencing 37,794 shares of stock of FFP Marketing.

                                 ARTICLE 6

                   DISTRIBUTION OF MARKETING COMPANY SHARES
                        TO PARTNERS OF THE PARTNERSHIP

     6.1  Distribution.  The Partnership is conveying all of the shares of FFP
          ------------
Marketing it holds as a result of the previous transactions to its partners, 3,704,205 shares in the ratio of one share of FFP Marketing for each Unit of the Partnership each limited partner holds at the Closing Date and 37,416 shares to FFPMC, as the general partner of the Partnership.

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                                 ARTICLE 7

                         TRANSFER TO FFP PROPERTIES BY
                           THE PARTNERSHIP AND FFPMC

     7.1  Transfer from the Partnership and FFPMC to FFP Properties.  Subject to
          ---------------------------------------------------------
the terms and provisions of this Agreement, the Partnership and FFPMC are transferring, assigning, and conveying to FFP Properties, its successors and assigns, all their right, title and interest in and to the Subsidiary Trust to FFP Properties.

     7.2  Consideration for Transfer to the Partnership.  Subject to the terms
          ---------------------------------------------
and provisions of this Agreement, in consideration for the transfer of such interest in the Subsidiary Trust, FFP Properties is issuing and delivering to the Partnership certificates evidencing 3,741,621 general partner units of FFP Properties.

     7.3  Consideration for Transfer to FFPMC.  Subject to the terms and
          -----------------------------------
provisions of this Agreement, in consideration for the transfer of its one percent (1%) interest in the Real Property, FFP Properties is issuing and delivering to FFPMC certificates evidencing 37,794 limited partner units of FFP Properties.

                                 ARTICLE 8

                    FFPMC'S TRANSFER OF ITS GENERAL PARTNER
                    INTEREST IN THE PARTNERSHIP TO THE REIT

     8.1  Transfer of General Partner Interest in the Partnership.  Pursuant to
          -------------------------------------------------------
the terms and provisions of this Agreement, FFPMC is transferring, assigning and conveying to the REIT, its successors and assigns, all its right, title, and interest in and to its one percent (1%) general partner interest in the Partnership and all of FFPMC's right, title and interest in the limited partner units in FFP Properties to the REIT.

     8.2  Consideration for Transfer.  Pursuant to the terms and provisions of
          --------------------------
this Agreement, in consideration for the transfer of the limited partner units in the Partnership and FFP Properties, the REIT is issuing and delivering to FFPMC certificates evidencing 75,210 common shares of the REIT.

                                 ARTICLE 9

                              THE REIT'S TRANSFER
                        OF ITS LIMITED PARTNER INTEREST
                     IN FFP PROPERTIES TO THE PARTNERSHIP

     9.1  Transfer of Limited Partner Interest in FFP Properties.  Pursuant to
          ------------------------------------------------------
the terms and provisions of this Agreement, the REIT is transferring, assigning and conveying to the Partnership, its successors and assigns, all its right, title, and interest in the limited partner units in FFP Properties to the Partnership, whereupon the units in FFP Properties will represent general partner units in FFP Properties.

     9.2  Consideration for Transfer.  Pursuant to the terms and provisions of
          --------------------------
this Agreement, in consideration for the transfer of the limited partner units in FFP Properties, the Partnership is issuing and delivering to the REIT certificates evidencing 37,794 units of limited partner interest in the Partnership.

                                 ARTICLE 10

                        THE HARVISON FAMILY'S TRANSFER
                        OF ITS LIMITED PARTNER INTEREST
                     IN THE PARTNERSHIP TO FFP PROPERTIES

     10.1  Transfer of Limited Partner Interest in the Partnership.  Pursuant to
           -------------------------------------------------------
the terms and provisions of this Agreement, the members of the Harvison Family is transferring, assigning and conveying to the Partnership, its successors and assigns, all their right, title, and interest in and to their 39.3% limited partner interest in the Partnership.

     10.2  Consideration for Transfer.  Pursuant to the terms and provisions of
           --------------------------
this Agreement, in consideration for the transfer of the limited partner interest in the Partnership, the Partnership is transferring, assigning and conveying to the members of the Harvison Family certificates evidencing 1,469,943 units of limited partner interest of FFP Properties in the same proportion as their prior holdings of the limited partner interest in the Partnership.


                                  ARTICLE 11

                                    CLOSING

     11.1  Time and Place of Closing.  The Closing with respect to the transfer
           -------------------------
of the Real Property has occurred at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas on the date of this Agreement (the "Closing Date").

     11.2  Effective Time.  The Closing will be deemed to have occurred, and
           --------------
will be effective, for accounting and tax purposes, immediately before midnight on the Closing Date.

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     11.3  Further Assurances.  Each party agrees to deliver any further
           ------------------
assignments, conveyances and other assurances, documents, and instruments of transfer requested by the other party, and to take all other actions consistent with the terms of this Agreement for the purpose of effecting the transactions contemplated by this Agreement.

     11.4  Prorations.  Within thirty (30) days after the Closing Date, the
           ----------
following items will be proportioned and prorated, in cash, on a daily basis, between the parties as of 12:01 a.m. on the day following the Closing Date:

           (a) Taxes.  General county, city, and school taxes on a tax year
               -----
     basis for the Real Property.

           (b) Utilities.  All utility expenses.
               ---------

           (c)  Lease Payments.  All Lease Payments.
                --------------

           (d) Insurance.  All insurance premiums.
               ---------


                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1  Assignment.  Neither this Agreement nor the rights, duties, or
           ----------
obligations arising hereunder shall be assignable or delegable by either party without the express prior written consent of the other.

     12.2  Parties in Interest.  Nothing in this Agreement, whether express or
           -------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than any of the parties to this Agreement, the entities named herein and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     12.3  Entire Agreement; Modification; Waiver.  This Agreement and the
           --------------------------------------
exhibits hereto constitute the entire Agreement between the parties to this Agreement, on the other, pertaining to the subject matter contained in it and supersedes all prior agreements, representations, and all understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless expressed as such and executed in writing by the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

     12.4  Publicity.  All notices to third parties and all other publicity
           ---------
concerning the transactions contemplated by this Agreement shall be jointly planned, coordinated, and released by and between the parties to this Agreement. None of the parties shall act unilaterally in this regard without the prior written approval of the other; however, the approval shall not be unreasonably withheld.

     12.5  Records.  The parties to this Agreement agree to make available to
           -------
each other, all financial or other records relating to any period prior to the Closing Date in their respective possession which may be reasonably required by the other party.

     12.6  Limited Recourse.  Notwithstanding anything to the contrary contained
           ----------------
herein or elsewhere, no general partner, limited partner, officer, director, stockholder, employee, agent, servant, or other representative of any party to this Agreement (each an "Individual") shall have any personal liability for the performance of any obligations, or in respect of any liability, of any of the parties under this Agreement, and no monetary or other judgment shall be sought or enforced against any such Individuals or their assets.

     12.7  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of such counterparts shall constitute but one agreement.

     12.8  Transactions Considered Taken.  All of the transactions described
           -----------------------------
herein shall be considered to have taken place simultaneously, but in the order specified in this Agreement.

     12.9  Captions.  The captions in this Agreement are for convenience only
           --------
and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. The Schedules attached hereto shall constitute a part of this Agreement.

     12.10  Governing Law.  This Agreement and the legal relations between the
            -------------
parties hereto shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. The covenants contained herein are performable in, and are intended to be performed in, Tarrant County, Texas.

     12.11  Binding Effect.  All covenants and agreements contained in this
            --------------
Agreement shall bind and inure to the benefit of, and be enforceable by, the successors and assigns of the parties hereto.

     12.12  Severability.  Any article, section, subsection, clause, sentence,
            ------------
paragraph, or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal, or ineffective shall not impair, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the article, section, subsection, clause, sentence paragraph, or provision so held to be invalid, illegal, or ineffective.

     12.13  Non-Waiver.  No breach of any of the terms or provisions of this
            ----------
Agreement shall be deemed consented to or excused, nor shall the validity or performance of any representation, promise, or undertaking herein be deemed waived, nor any delay in or deviation from the time or manner of any performance be deemed consented to unless such consent, excuse, or waiver shall be in writing and signed by the party claimed to have consented, excused, or waived. Any such consent, excuse, or waiver shall not constitute a consent to, waiver of, or excuse for any other similar or dissimilar, breach, delay, or deviation.

     IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each of the parties hereto, all as of the date first above written.

                         FFP PARTNERS MANAGEMENT COMPANY, INC.


                         By:
                            -------------------------------------------
                              John H. Harvison, Chairman of the Board


                         FFP PARTNERS, L.P.

                         By: FFP PARTNERS MANAGEMENT COMPANY, INC., as General Partner


                         By:
                            -------------------------------------------
                              John H. Harvison, Chairman of the Board


                         THE HARVISON FAMILY

                         Economy Oil Company



                         By:
                            -------------------------------------------
                              John H. Harvison, President

                         Hi-Lo Distributors, Inc.


                         By:
                            -------------------------------------------
                              John H. Harvison, Vice President

                         Gas-Go, Inc.


                         By:
                            -------------------------------------------
                              John H. Harvison, President

                         Swifty Distributors


                         By:
                            -------------------------------------------
                              John H. Harvison, Vice President

                         Hi-Lo Corporation


                         By:
                            -------------------------------------------
                              John H. Harvison, President

                         Thrift Distributors, Inc.


                         By:
                            -------------------------------------------
                              John H. Harvison, President

                         Thrift Wholesale Company


                         By:
                            -------------------------------------------
                              John H. Harvison, President

                         Thrift-Way, Inc.


                         By:
                            -------------------------------------------
                              John H. Harvison, Vice President

                         Gas-N-Sav, Inc.


                         By:
                            -------------------------------------------
                              John H. Harvison, Vice President

                         Nu-Way Energy Corporation


                         By:
                            -------------------------------------------
                              John H. Harvison, Vice President

                         Southway, Inc.


                         By:
                            -------------------------------------------
                              John H. Harvison, President